UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: July 25, 2016

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 25, 2016, the Board of Directors (the “Board”) of Anadarko Petroleum Corporation (the “Company”) elected Mr. David E. Constable as a member of the Board, effective immediately.
Mr. Constable, 54, is the former President and CEO of Sasol Limited, a leading international integrated energy and chemicals company based in South Africa. During his tenure at Sasol, Mr. Constable drove a comprehensive, group-wide change program, which culminated in the roll-out of the organization’s new operating model and the related structures, processes and systems to ensure enhanced efficiencies and effectiveness. Prior to Sasol, Mr. Constable spent nearly 30 years at Fluor Corporation, where he served in various leadership positions, including as Group President of Operations. He currently serves as a director of ABB Ltd, and is a member of The Business Council and the World Economic Forum International Business Council. Mr. Constable holds a bachelor’s degree in civil engineering from the University of Alberta, and graduated from the International Management Program at the Thunderbird School of Global Management, as well as the Advanced Management Program at the Wharton School at the University of Pennsylvania.
In connection with his election to the Board, Mr. Constable will receive $213,037 in value of deferred shares of the Company’s common stock, which is a pro rata grant based on the full-year value of $250,000 that is awarded on the date of the Company’s annual shareholder meeting upon each director’s election. Mr. Constable will also receive the standard Board and committee retainer and meeting fees, as well as other previously disclosed benefits for non-management directors, plus expenses related to attendance. The specific terms of these awards, as most recently approved by the Board’s Compensation and Benefits Committee, are described further in the Company’s annual proxy statement that was filed with the Securities and Exchange Commission on March 18, 2016. Mr. Constable will also enter into a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission.
There are no arrangements or understandings between Mr. Constable and any other person pursuant to which Mr. Constable was selected as a director. Mr. Constable does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Constable has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release dated July 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

July 28, 2016	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 26, 2016.